AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated as of February 16, 2000 (the "Merger Agreement"), by and among USURF America, Inc., a Nevada corporation ("Parent"), USURF America Internet Design, Inc., a Louisiana corporation ("Acquiror"), and Internet Innovations, L.L.C., a Louisiana limited liability company ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Entities").

	WHEREAS, prior to the execution of this Merger Agreement, Parent, Acquiror and Target have entered into an Agreement and Plan of Reorganization dated as of February 1, 2000 (the "Plan of Reorganization"), providing for certain representations, warranties and agreements in connection with the transaction contemplated; and

	WHEREAS, the Board of Directors of Parent and Acquiror and the owners of Target have approved the acquisition of Target by Acquiror; and

	WHEREAS, the Boards of Directors of Parent and Acquiror and the owners of Target have approved the merger of Target into Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization; and

	WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror and Target agree as follows:

ARTICLE I.  THE MERGER

	Section 1.1.  The Merger.  (a) At the Effective Time (as defined in
Section 1.2) and subject to the terms and conditions of this Merger Agreement and the Plan of Reorganization, Target shall be merged into Acquiror and the separate existence of Target shall thereupon cease, in accordance with the applicable provisions of the Louisiana Business Corporation Law (the "Louisiana Law").

	(b)	Acquiror will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Louisiana, and the separate existence of Target and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a limited liability company organized under the laws of the State of Louisiana will continue unaffected by the Merger.

	(c)	The Merger will have the effects specified by the Louisiana Law.

	Section 1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article 1.2 of the Plan of Reorganization and provided that this Merger Agreement has not been terminated or abandoned pursuant to Article IV hereof, the Constituent Entities will cause a Certificate of Merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of Louisiana, as provided in the Louisiana Law. Subject to and in accordance with the Louisiana Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of Louisiana, or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

ARTICLE II.  THE SURVIVING CORPORATION

	Section 2.1. Articles of Incorporation. The Articles of Incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective
Time.

	Section 2.2. Bylaws. The Bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
Corporation after the Effective Time.

	Section 2.3. Board of Directors. From and after the Effective Time, the Board of Directors of Acquiror shall be the Board of Directors of the Surviving Corporation.

ARTICLE III.  CONVERSION OF OWNERSHIP INTERESTS

	Section 3.1. Conversion of Target Interests in the Merger. Pursuant to this Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any ownership interest of
Target:

	(a)	all ownership interests of Target (the "Target Interests") owned by
Parent or any subsidiary of Parent or Target shall be cancelled and shall cease to exist from and after the Effective Time; and

	(b)	each remaining issued and outstanding Target Interest shall be converted into, and become exchangeable for, 250 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of 50,000 shares of Parent Common Stock. The consideration referred to in this Section 3.1(b) is hereinafter referred to as the "Merger Consideration".

	Section 3.2. Status of Acquiror Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquiror, each issued and outstanding share of common stock of Acquiror shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

	Section 3.3. Exchange of Target Interest Certificates. As soon as practicable after the Effective Time, Parent shall cause the exchange of Target Interests for Parent Common Stock (as required in Section 3.1(b) herein and Section 1.6 of the Plan of Reorganization) to occur. Shares of Parent Common Stock into which Target Interests shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

ARTICLE IV.  TERMINATION AND AMENDMENT

	Section 4.1. Termination. This Merger Agreement shall terminate in the event of, and upon termination of, the Plan of Reorganization.

	Section 4.2. Amendments. This Merger Agreement may be amended by the parties hereto, at any time before or after approval hereof by the owners of Target, but, after any such approval, no amendment shall be made which
(a) changes the ratio at which Target Interests is to be converted into Parent Common Stock pursuant to Section 3.1, (b) in any way materially adversely affects the rights of holders of Target Interests or (c) changes in any of the principal terms of this Merger Agreement, in each case, without the further approval of such owners. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	Section 4.3. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

	Section 4.4. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable parties as follows:

	(a)	If to Parent or Acquiror:

		USURF America, Inc.
		USURF America Web Design Co., Inc.
		8748 Quarters Lake Road
		Baton Rouge, Louisiana 70809

		with copies to:

		Newlan & Newlan
		Attorneys at Law
		819 Office Park Circle
		Lewisville, Texas 75057

	(b)	if to Target:

		Attn: Ryan D. Thibodeaux
		Louisiana Business & Technology Center
		Louisiana State University
		South  Stadium Drive
		Baton Rouge, Louisiana 70803

		Attn: Ryan G. Campanile
		Louisiana Business & Technology Center
		Louisiana State University
		South  Stadium Drive
		Baton Rouge, Louisiana 70803

		with copies to:

		Charles E. Spedale, Esquire
		Newman, Mathis, Brady, Wakefield & Spedale
		3301 North Boulevard
		Baton Rouge, Louisiana 70806-3700

	Section 4.5. Arbitration. Any dispute arising under this Merger Agreement shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

	Section 4.6. Entire Agreement. This Merger Agreement and the Plan of Reorganization, including all exhibits and schedules thereto, constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Plan of Reorganization, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Merger Agreement and the Plan of Reorganization, it being intended that no such representations or statements shall survive the execution and delivery of this Merger Agreement and the Plan of Reorganization.

	Section 4.7. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Merger Agreement, to exercise any right or privilege conferred in this Merger Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Merger
Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	Section 4.8. Counterparts. This Merger Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

	Section 4.9. Severability. The invalidity of any provision of this Merger Agreement or portion of a provision shall not affect the validity of any other provision of this Merger Agreement or the remaining portion of the applicable provision.

	Section 4.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana applicable to contracts executed in and to be performed in such State.

	Section 4.11. Binding Effect; Benefit. This Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Merger Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Merger Agreement, including, without limitation, third party beneficiary rights.

	Section 4.12. Assignability. This Merger Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

	Section 4.13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	IN WITNESS WHEREOF, Parent, Acquiror and Target have executed this Agreement of Merger on the date first above written.

PARENT:                             TARGET:

USURF AMERICA, INC.                 INTERNET INNOVATIONS, L.L.C.


By:/s/ David M. Loflin              By:/s/ Ryan D. Thibodeaux
   David M. Loflin                     Ryan D. Thibodeaux
   President                           Executive Manager

ACQUIROR:

USURF AMERICA INTERNET DESIGN, INC.


By:/s/ Waddell D. Loflin
   Waddell D. Loflin
   President